EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use, in connection with the registration statements on Form S-8 for the 2005 Stock Option Plan, Registration File No. 333-126707, of Dragon International Group Corp. and Subsidiaries, of our report dated October 4, 2007 relating to the consolidated financial statements of Dragon International Group Corp. and Subsidiaries as of June 30, 2007 and for the years ended June 30, 2007 and 2006 incorporated into their Annual Report on Form 10-KSB.


                                        /s/ Sherb & Co., LLP
                                        Sherb & Co., LLP
                                        Certified Public Accountants


New York, New York
October 15, 2007